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                                                                    Exhibit 99.4

                                LETTER TO CLIENTS
                                  FOR TENDER OF
            $200,000,000 8.875% SENIOR NOTES DUE 2005 FOR ANY AND ALL
                    UNREGISTERED 8.875% SENIOR NOTES DUE 2005
                                       OR
            $50,000,000 9.150% SENIOR NOTES DUE 2010 FOR ANY AND ALL
                    UNREGISTERED 9.150% SENIOR NOTES DUE 2010
                                       OF
                        ARDEN REALTY LIMITED PARTNERSHIP

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON MAY __, 2000, THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS
EXTENDED BY ARDEN REALTY LIMITED PARTNERSHIP. TENDERED NOTES MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.
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To Our Clients:

        We are enclosing herewith a prospectus, dated ______, 2000, of Arden Realty Limited Partnership (the "Partnership") and a related Letter of Transmittal which together constitute the "Exchange Offer" relating to the offer by the Partnership to exchange its 8.875% senior notes due 2005, registered under the Securities Act of 1933, as amended, for any and all of its unregistered 8.875% senior notes due 2005, and its 9.150% senior notes due 2010, registered under the Securities Act, for any and all of its unregistered 9.150% senior notes due 2010. The registered notes received in exchange for the unregistered notes are sometimes collectively referred to herein in as the exchange notes, upon the terms and subject to the conditions set forth in the Exchange Offer. The Exchange Offer is not conditioned upon any minimum number of unregistered notes being tendered.

        We are the holder of record of unregistered notes held by us for your own account. A tender of such unregistered notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender unregistered notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the unregistered notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

        If you elect to tender your unregistered notes, you will represent to the Partnership pursuant to the Letter of Transmittal, among other things, that
(1) the exchange notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such exchange notes, (2) you do not have an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such exchange notes, (3) you are not engaged in nor intend to participate in the distribution of the exchange notes and (4) you are not an "affiliate" of the Partnership within the meaning of Rule 405 under the Securities Act or, if you are an "affiliate," you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If you are a broker-dealer (whether or not you are also an "affiliate") that will receive exchange notes for your own account in exchange for unregistered notes, you will represent that your unregistered notes were acquired as a result of market-making activities or other trading activities, and acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, you are not deemed to admit that you are an "underwriter" within the meaning of the Securities Act. Please refer to the Letter of Transmittal for the full text of the representations you are required to make to the Partnership.

        Please read the Letter of Transmittal carefully, including the instructions contained therein, before providing us with instructions on whether to tender your unregistered notes on your behalf.

                                            Very truly yours,